Exhibit 99.1

Digital Recorders, Inc. Notes Positive Trend in U.S. Federal Transit Funding Continues

    DALLAS--(BUSINESS WIRE)--March 13, 2006--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a technology leader in transit, transportation, law enforcement, and security digital communications systems, announced today that the positive trends in increased federal funding for U.S. public transportation, as set into motion by The Safe, Accountable, Flexible, Efficient Transportation Equity Act - A Legacy for Users (SAFETEA-LU), are gaining additional momentum as a result of the $8.87 billion federal transit program funding level recommended in the Bush administration's fiscal year 2007 budget.
    "According to the American Public Transportation Association, the
Bush administration's funding proposal represents an increase of $370.3 million, or 4.4 percent over the fiscal year 2006 final appropriation level. Under the Bush administration's fiscal year 2007 budget proposal for the Department of Homeland Security, funding for a Targeted Infrastructure Protection program would be set at $600 million. The impact from these positive trends is beginning to be felt in the industry as selected manufacturers are increasing production rates in order to meet an acceleration of orders in the latter half of the year. These funding proposals bode well for DRI's long-term strategic plans and the investments we've made in the past few difficult years," David L. Turney, the Company's Chairman, Chief
Executive Officer, and President, said.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products
- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the potential outcome of SAFETEA-LU, the Company's belief the positive trends are being driven by increased funding levels, the realization of the funding levels proposed by the Bush administration in its fiscal year 2007 budget, any stated or implied magnitude or sustainability of the positive trends, the impact the positive trends may be expected to have on DRI's mid- and long-term strategic plans, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the APTA survey results are not correct, that the potential outcome of SAFETEA-LU is not predictable, that the funding levels proposed by the Bush administration in its fiscal year 2007 budget will not be reflected in the final budget, the risk that we may incorrectly interpret current trends and indicators or drivers thereof, as well as other risks and uncertainties set forth in our public filings with the Securities and Exchange Commission, especially our Annual Report on 10-K filed April 1, 2005, and particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com